                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[  ]  Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X ]  Definitive Proxy Statement
[  ]  Definitive Additional Materials

[  ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                   ESPS, Inc.
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

  [X] No fee required.

  [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

  [ ] Fee paid previously with preliminary materials.

  [ ] Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1) Amount previously paid:

  (2) Form, schedule or registration statement no.:

  (3) Filing party:  ESPS, Inc

  (4) Date filed:  September 18, 2001

                                   ESPS, INC.
                         1300 VIRGINIA DRIVE, SUITE 125
                      FORT WASHINGTON, PENNSYLVANIA 19034

                               ----------------

                                PROXY STATEMENT
                      2001 ANNUAL MEETING OF STOCKHOLDERS

                               ----------------

Christopher Hollenbeck                                ESPS, Inc.
Chairman of the Board of Directors                    1300 Virginia Drive
                                                      Suite 125
                                                      Fort Washington, PA 19034
[LOGO] ESPS, INC.

                               September 21, 2001

Dear Stockholder:

   On behalf of the Board of Directors and employees of ESPS, Inc., I cordially invite you to attend the 2001 Annual Meeting of ESPS, Inc.'s stockholders. We will be holding the Annual Meeting on Friday, October 26, 2001 at 9:00 a.m. Eastern Time at The Marriott Hotel, 111 Crawford Ave., West Conshohocken, PA 19428.

   Enclosed with this letter is a Notice of the Annual Meeting, a Proxy Statement, a proxy card, and a return envelope. Both the Notice of Annual Meeting and the Proxy Statement provide details of the business that we will conduct at the Annual Meeting and other information about ESPS, Inc.

   Whether or not you plan to attend the Annual Meeting, please sign, date and promptly return the proxy card in the enclosed prepaid return envelope, or vote your proxy by telephone as described on page 2 of the Proxy Statement. Your shares will be voted at the Annual Meeting in accordance with your proxy instructions. Of course, if you attend the Annual Meeting you may vote in person. If you plan to attend the meeting, please mark the appropriate box on the enclosed proxy card.

                                          Sincerely,

                                          /s/ Christopher Hollenbeck

                                          Christopher Hollenbeck
                                          Chairman of the Board of Directors

                                   ESPS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:   October 26, 2001
Place:  The Marriott Hotel
        111 Crawford Ave.
        West Conshohocken, PA 19428

Dear Stockholders:

   At the 2001 Annual Meeting, we will ask you to:

  --Elect seven directors;

  --Approve the change of the Company's name to "Liquent, Inc.", Under the Company's Second Amended and Restated Certificate of Incorporation, (the "Certificate of Incorporation")

  --Transact any other business that is properly presented at the Annual
   Meeting.

   You will be able to vote your shares at the Annual Meeting if you were a stockholder of record at the close of business on September 14, 2001.

                                          By Order of the Board of Directors:

                                          Christopher F. Meshginpoosh
                                          Secretary

                             YOUR VOTE IS IMPORTANT

   Please indicate your vote on the enclosed proxy card and return it in the enclosed envelope or vote your proxy via the Internet or by telephone as soon as possible, even if you plan to attend the Annual Meeting. If you attend the Annual Meeting, you will be able to revoke your proxy and vote in person. If you have any questions about voting your shares, please contact:

                             Christopher F. Meshginpoosh,
                             1300 Virginia Drive
                             Suite 1300,
                             Fort Washington, PA 19034,
                             telephone number (215) 619-6000

                                   ESPS, INC.
                         1300 VIRGINIA DRIVE, SUITE 125
                      FORT WASHINGTON, PENNSYLVANIA 19034

                               ----------------

                                                              September 21, 2001

                       PROXY STATEMENT FOR ANNUAL MEETING

   This Proxy Statement provides information that you should read before you vote on the proposals that will be presented to you at the 2001 Annual Meeting (the "Annual Meeting") of the stockholders of ESPS, Inc. The 2001 Annual Meeting will be held on Friday, October 26, 2001 at 9:00 a.m. Eastern Time at The Marriott Hotel, 111 Crawford Ave., West Conshohocken, PA 19428. Unless the context requires otherwise, all references in this Proxy Statement to the "Company," "ESPS," "us," "we" and "our" refer to ESPS, Inc. and its subsidiaries.

   This Proxy Statement provides detailed information about the Annual Meeting, the proposals you will be asked to vote on at the Annual Meeting, and other relevant information.

   On or about September 21, 2001, we began mailing information to people who, according to our records, owned shares of our common stock at the close of business on September 14, 2001.

              INFORMATION ABOUT THE 2001 ANNUAL MEETING AND VOTING

The Annual Meeting

   The Annual Meeting will be held on Friday, October 26, 2001 at 9:00 a.m. Eastern Time at The Marriott Hotel, 111 Crawford Ave., West Conshohocken, PA 19428. On or about September 21, 2001 we began mailing this Proxy Statement to people who, according to our records, owned shares of our common stock at the close of business on September 14, 2001.

This Proxy Solicitation

   We are sending you this Proxy Statement because our Board of Directors is seeking a proxy to vote your shares at the Annual Meeting. This Proxy Statement is intended to assist you in deciding how to vote your shares.

   ESPS, Inc. is paying the cost of requesting these proxies, estimated at approximately $25,000 in the aggregate. Our directors, officers and employees may request proxies in person or by telephone, mail, telecopy or letter. Such persons will receive no additional compensation for such services, but we will reimburse them for their reasonable out-of-pocket expenses. We will also provide copies of proxy materials to fiduciaries, custodians, nominees and brokerage houses for forwarding to beneficial owners of our common stock, and we will reimburse them as well for their reasonable out-of-pocket expenses.

Record Date and Quorum

   The record date for the Annual Meeting was September 14, 2001. If you held shares of our common stock as of the record date, you may attend and vote at the Annual Meeting. On the record date, 17,636,699 shares of our common stock were issued and outstanding. Each share of our common stock is entitled to one vote at the Annual Meeting. The Company presently has no other class of stock outstanding and entitled to vote at the Annual Meeting.

   A quorum is necessary before business may be transacted at the Annual Meeting. The presence in person or by proxy of stockholders entitled to cast a majority of all votes entitled to be cast at the Annual Meeting constitutes a quorum. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

   Each stockholder entitled to vote shall have the right to one vote for each share of Common Stock outstanding in such stockholder's name. The election of directors requires a plurality of the votes cast. A plurality means that the nominees with the largest number of votes are elected as directors up to the maximum number of directors to be chosen at the Annual Meeting. Votes may be cast in favor of or withheld from any or all nominees. Votes that are withheld with respect to this matter will be excluded entirely from the vote and will have no effect, other than for purposes of determining the presence of a quorum. All other matters to be acted upon at the Annual Meeting will be determined by an affirmative vote of the holders of the majority of common stock present in person or represented by proxy and entitled to vote. An abstention is counted as a vote against and a broker "non-vote" generally is not counted for purposes of approving these matters.

   Shares cannot be voted at the Annual Meeting unless the holder of record is present in person or by proxy. The enclosed proxy card is a means by which a stockholder may authorize the voting of his or her shares at the Annual Meeting. The shares of Common Stock represented by each properly executed proxy card will be voted at the Annual Meeting in accordance with each stockholder's directions. Stockholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card; if no choice has been specified, the shares will be voted as recommended by the Board. If any other matters are properly presented to the Annual Meeting for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their judgment.

   Execution of the accompanying proxy card will not affect a stockholder's right to attend the Annual Meeting and vote in person. Any stockholder giving a proxy has the right to revoke it by giving written or oral notice of revocation to the Company, by delivering a subsequently executed proxy card at any time before the proxy is voted or by voting by ballot at the Annual Meeting.

Voting Your Shares

   You have one vote for each share of ESPS common stock (excluding non-voting common stock) that you owned of record at the close of business on September 14, 2001. The number of shares you own (and may vote at the Annual Meeting) is listed on the enclosed proxy card. You may not cumulate your votes in voting for directors.

   You may vote your shares at the Annual Meeting either in person or by proxy. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot. Ballots for voting in person will be available at the Annual Meeting. To vote by proxy, you must complete and return the enclosed proxy card or vote your proxy by telephone as described below. By completing and returning the proxy card, you will be directing the persons designated on the proxy card to vote your shares at the Annual Meeting in accordance with the instructions you give on the proxy card.

   If you decide to vote by proxy, your proxy card will be valid only if you sign, date and return it before the Annual Meeting. If you complete the proxy card except for the voting instructions, the shares will be voted as recommended by the Board.

Revoking Your Proxy

   If you decide to change your vote, you may revoke your proxy at any time before it is voted at the Annual Meeting. You may revoke your proxy in any one of three ways:

  --You may notify the Secretary of ESPS in writing that you wish to revoke your proxy.

  --You may submit a later dated proxy by the Internet, telephone or mail.

  --You may attend the Annual Meeting and vote. Merely attending the Annual
   Meeting will not by itself revoke a proxy; you must obtain a ballot and vote your shares to revoke the proxy.

 Vote Required For
  Approval

 Proposal 1: Election of   The seven nominees for director who receive the
 Seven Directors           most votes will be elected. If you indicate
                           "withhold authority to vote" for a particular
                           nominee on your proxy card, your vote will not
                           count either for or against the nominee.

 Proposal 2: Approval of   Approval of the change in the Company's name to
 the Name Change           "Liquent, Inc." under the Company's Certificate of
                           Incorporation, requires the affirmative vote of a
                           majority of the votes cast at the Annual Meeting.
                           If you abstain from voting, it has the same effect
                           as if you voted against this proposal.

                PROPOSALS TO BE PRESENTED AT THE ANNUAL MEETING

   We will present the following two proposals at the Annual Meeting. We do not expect anyone to present any other proposals. If anyone validly presents any other proposal, we will use your proxy to vote on those proposals as we believe appropriate.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH OF THE DIRECTOR NOMINEES AND FOR EACH OF THE OTHER PROPOSALS.

ITEM 1: Election of Seven Directors

   Holders of proxies solicited by this proxy statement will vote the proxies received by them as directed on the proxy card or, if there is no direction on the proxy card, for the Board of Director nominees listed below. Nominees for election to our Board of Directors are:

                               R. Richard Dool
                               Eric Haskell
                               Charles Heller
                               Christopher Hollenbeck
                               Kenneth Kaisen
                               William Miller
                               Michael Sorkin

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES IDENTIFIED ABOVE.

   Each director will be elected to serve for a one-year term, or thereafter until his replacement is elected and qualified or until his earlier resignation or removal. Each of the seven nominees is presently a member of the Board of Directors and has indicated a willingness to serve as a director if re-elected. More detailed information about each of the nominees is available below.

   As of the date of this Proxy Statement, we are not aware that any nominee for our Board of Directors would be unable to or would decline to serve if elected. If any of the nominees cannot or will not serve for any reason (which we do not anticipate), our Board of Directors may designate a substitute nominee or nominees. If a substitute is nominated, we will vote all valid proxies for the election of the substitute nominee or nominees. Our Board of Directors may also decide to leave the seat or seats open until a suitable candidate or candidates are located, or it may decide to reduce the size of the Board of Directors.

   Eric Haskell has served as a member of the Board of Directors for the Company since September 2000. Since July 1990, Mr. Haskell has served as Senior Vice President, Finance & Administration, Treasurer and Chief Financial Officer of Systems & Computer Technology Corp. Prior to his work at Systems & Computer Technology Corp, he was Chief Financial Officer at holding company Williams Holdings, Inc., and manufacturing firm Transamerica Delaval, Inc. Mr. Haskell also worked seven years with Ernst & Young. Mr. Haskell holds a B.S. degree in Business Administration and is a Certified Public Accountant.

   Charles Heller has served as a member of the Board of Directors of the Company since May 1995. Since April 2000, Dr. Heller has served as General Partner of Gabriel Venture Partners, L.P., a venture capital firm. From 1990 to March 2000, he served as Director of the Dingman Center for Entrepreneurship at the University of Maryland, and, concurrently, as President of the Annapolis Consulting Group, a management consulting firm. Currently, he serves on a number of boards of directors, including those of Avatech Solutions, American Venture Resource Association (AVRA), Baltimore-Washington Venture Group (as Chairman), Bahamas Venture Capital Fund, Network Mantra, and Rentmaker. Dr. Heller holds B.S. and M.S. degrees in civil engineering from Oklahoma State University and a Ph.D. in engineering from The Catholic University of America.

   Christopher Hollenbeck has served as a member of the Board of Directors of the Company since July 1997. Mr. Hollenbeck is a Managing Director of Granite Ventures LLC, a venture capital firm, where he has been an Investment Manager for the Adobe Ventures Funds since July 1998. From June 1996 until June 1998, Mr. Hollenbeck served as a Vice President in the venture capital department of Hambrecht & Quist LLC. From April 1991 until September 1995, Mr. Hollenbeck held various positions in the investment banking department of Hambrecht & Quist LLC. Mr. Hollenbeck is a member of the board of directors of Avantgo Inc. (NASD: AVGO) as well as several privately held companies, including Convio, Inc., Covia Technologies, Inc., HAHT Commerce, Inc. and NetClerk, Inc. Mr. Hollenbeck holds a B.A. in American Studies from Stanford University.

   Kenneth Kaisen has served as a member of the Board of Directors of the Company since April 2000. Mr. Kaisen currently holds the position of Vice President/General Manager of Xerox Office Solutions. From January 1997 to February 2001, Mr. Kaisen has held the position of Vice President, Information Management and Chief Information Officer for the Industry Solutions Operations organization within Xerox Corporation. From January 1988 to December 1996, Mr. Kaisen worked for New England Business Service, Inc. and held various manager positions, including the position of Vice President, Chief Information Officer from January 1995 to December 1996. Mr. Kaisen holds a M.S. in computer science from Rochester Institute of Technology and a B.S. in electrical engineering from Rensselaer Polytechnic Institute.

   William Miller has served as a member of the Board of Directors of the Company since September 2000. Mr. Miller also serves as a Director on several boards, including Waters Corporation, and NVidia Corp. Until October 1999, he was Chairman and CEO of Avid Technology, Inc., a provider of digital tools for multimedia. Prior to Avid, Mr. Miller served as CEO of Quantum Corporation, a mass storage company. In addition to other senior management positions, he also has held various senior management positions at Control Data Corporation (now Ceridien Corp.), and two of its wholly-owned subsidiaries, Imprimis Technology, Inc., and Commercial Credit Corporation. Mr. Miller received a B.A. and a J.D. degree from the University of Minnesota.

   Michael Sorkin has served as a member of the Board of Directors of the Company since November 2000. Mr. Sorkin is a co-founder and has served as the CEO and Managing Partner since June 1996 of Palmer Cole & Company, a consulting organization focused on executive development, organizational growth and performance, and merger/acquisition integration. He has 25 years of management experience, which includes leadership of global organizations, such as units of AT&T and IBM. He also has held senior executive line and staff positions with several large technology companies. As a management consultant, Mr. Sorkin has worked with the executives of companies such as The Thomson Corporation, LandAmerica Financial Group, Media General Corporation, Blue Cross-Blue Shield, Conde Nast Publications, Convergys, and Freedom Communications, to help improve key areas like decision-making and strategy deliberations.

ITEM 2: Approval of the Change of the Company's Name to "Liquent, Inc." Under the Company's Certificate of Incorporation

   On April 30, 2001, the Company announced that we adopted a new name, Liquent. We are requesting you, our shareholders to approve our new name. Prior to your approval, we have been doing business as Liquent. Effective July 30, 2001, we also changed our ticker symbol to "LQNT".

   The name "Liquent" is derived from "liquid content"--the notion of transforming information assets into a fluid format that can flow from one format, consumer, and purpose to another. Liquent technology unlocks information from proprietary file formats and disparate repositories, to make it more accessible, more dynamic, and more valuable for our customers. Our name, then, embodies our goal to provide comprehensive solutions that truly extend the value of any content type.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR CHANGE OF THE COMPANY'S NAME TO "LIQUENT, INC."

Audit Fees

   The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of ESPS' annual financial statements for the fiscal year ended March 31, 2001 and for the reviews of the financial statements included in ESPS' Quarterly Reports on Form 10-Q for that fiscal year were approximately $144,000.

Financial Information Systems Design and Implementation Fees

   Ernst & Young LLP billed no fees for professional services rendered to ESPS for information technology services relating to financial information systems design and implementation for the fiscal year ended March 31, 2001.

All Other Fees

   All other fees billed by Ernst & Young LLP for the fiscal year ended March 31, 2001 were approximately $268,000, including audit related services of $151,000 and non-audit services of $117,000. Audit related services generally include fees for accounting advice and business acquisitions. Non-audit services include tax advisory and compliance services.

                               SECURITY OWNERSHIP

   The following table sets forth certain information as of August 15, 2001 regarding the beneficial ownership of shares of Common Stock by (i) each person known by the Company to beneficially own more than five percent of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each "Named Executive Officer" identified in the Summary Compensation Table on page 12 and (iv) all directors and executive officers of the Company, as a group. Unless noted otherwise, each person has sole voting and investment power over the shares listed as beneficially owned.

                                      Shares      Options               Percent
Beneficial Owner(1)                    Owned   Exercisable(2)   Total   of Class
-------------------                  --------- -------------- --------- --------
Adobe Incentive Partners L.P. .....  4,916,244         --     4,916,244   27.9%
 345 Park Avenue
 San Jose, CA 95110
H&Q ESPS Investors, L.P.  .........  2,900,000         --     2,900,000   16.5%
 1 Bush Street, 12th Floor
 San Francisco, CA 94104
Terrence P. Brennan(3,4)...........    912,777         --       912,777    5.2%
R. Richard Dool(5).................        --      225,000      225,000    1.3%
Norman Corn........................        --      112,500      112,500      *
Henry Hill.........................        --          --           --       *
George B. Pearcy...................     81,216     221,250      302,466    1.7%
Jeffrey C. Sager...................     35,186     217,395      252,581    1.4%
Eric Haskell.......................        --       45,000       45,000      *
Charles O. Heller..................    169,028      66,914      235,942    1.3%
Christopher B. Hollenbeck(6).......  3,770,201      11,500    3,781,701   21.4%
Kenneth Kaisen.....................        --       20,000       20,000      *
William J. Miller..................     50,000      45,000       95,000      *
Michael Sorkin.....................     10,000      45,000       55,000      *
All current Directors, nominees and
 executive officers as a group (17
 persons)..........................  4,157,948   1,141,652    5,299,600   28.2%

--------
 * Represents less than 1% of our outstanding common stock.
(1) Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days are deemed to be outstanding and to be beneficially owned by the person holding such options or convertible notes for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(2) Options Exercisable are options currently exercisable or exercisable within 60 days of August 15, 2001.
(3) Mr. Brennan joined the Company in October 1995 and terminated employment on April 24, 2000. He resigned as Chairman of the Board on June 29, 2000.
(4) Mr. Brennan's shares owned is based on information filed on Form 4's.
(5) On July 27, 2001, Mr. Dool voluntarily forfeited 150,000 options with an exercise price of $5.00.
(6) The shares listed for Mr. Hollenbeck include 820,201 shares of common stock owned and held by Adobe Ventures L.P. and 2,900,000 shares of common stock held by H&Q ESPS Investors LP. Mr. Hollenbeck is a limited partner of H&Q Adobe Ventures Management L.P., a general partner of Adobe Ventures L.P., and may be deemed to share voting and investment power with respect to the shares held by Adobe Ventures L.P. Mr. Hollenbeck has a financial interest in H&Q ESPS Investment Management Co. LLC, a general partner of H&Q ESPS Investors LP. Mr. Hollenbeck may be deemed to share voting and investment power with respect to shares held by H&Q ESPS Investors LP. Mr. Hollenbeck disclaims beneficial ownership of the shares held by Adobe Ventures L.P. and the shares held by H&Q ESPS Investors, LP., except for his financial interest.

                   EXECUTIVE COMPENSATION AND RELATED MATTERS

   Set forth below is certain information relating to the Company's executive officers and directors. The information set forth is as of August 15, 2001 unless otherwise indicated.

Name                        Age                    Position
----                        ---                    --------
R. Richard Dool............  47 President, Chief Executive Officer and Director

Norman Corn................  55 Executive Vice President

Henry Hill.................  41 Senior Vice President, Client Services

Christopher Meshginpoosh...  33 Chief Financial Officer

George Pearcy..............  55 Vice President, Human Assets

Jeffrey Sager..............  35 Vice President, Content Technologies

Robert Schatz..............  40 Vice President, Research & Development

Hugh Tamassia..............  31 Chief Technology Officer

Eric Haskell...............  54 Director

Charles Heller.............  65 Director

Christopher Hollenbeck.....  33 Director

Kenneth Kaisen.............  43 Director

William Miller.............  55 Director

Michael Sorkin.............  56 Director

   R. Richard Dool joined the Company in February 2000 and currently holds the position of President, Chief Executive Officer and Director. Mr. Dool has over 20 years of extensive international sales and marketing experience in the technology arena. From July 1994 to February 2000, Mr. Dool was President and Chief Executive Officer at LabVantage Solutions, a leading marketer of laboratory automation software. Mr. Dool holds a B.A. in political science/public administration from Fordham University.

   Norman Corn currently serves as the Company's Executive Vice President. Mr. Corn joined the Company in June 2000 to serve as Executive Vice President and General Manager of the Company's Life Sciences business unit. He previously spent six years (March 1994-June 2000) as President and Chief Executive Officer of TCG Software Services, Inc., a leading offshore software services provider with U.S. and international locations. Prior to TCG, Mr. Corn served in sales and sales management positions at IBM, was Vice President of Marketing of AT&T's Computer Systems Division, and was CEO of The Office Works, a PC networking services company. Mr. Corn holds a B.S. in mathematics from Rensselaer Polytechnic Institute.

   Henry Hill joined the Company in November 2000 as Senior Vice President, Client Services. Mr. Hill's background includes over 20 years of experience in both technical and business operations and development. He has worked in software design and implementation, and has been involved in strategic, business, and financial planning. Prior to joining the Company, Mr. Hill was the U.S. Operations Officer for TCG Software Services from June 1998 to November 2000, driving both the business development and operational arms of the company. From July 1997 to June 1998, Mr. Hill was a Client Service and Technology Manager at Andersen Consulting, working at the J.P. Morgan engagement. From June 1989 to June 1997, Mr. Hill held various management positions at Sea-Land Service, Inc. Mr. Hill holds a bachelor's degree in computer science from Susquehanna University and an M.B.A. from Fairleigh Dickenson University.

   Christopher Meshginpoosh joined the Company in October 2000 and currently holds the position of Chief Financial Officer. From June 1999 until September 2000, Mr. Meshginpoosh was the Vice President of Finance for Luminant Worldwide, a digital professional services firm with over 1,000 employees. From April 1999 until June 1999, Mr. Meshginpoosh was a Co-founder and Director of ARC Group, LLC, a specialized financial advisory and consulting firm. From April 1998 until April 1999, Mr. Meshginpoosh was a manager of Kreischer, Miller Co., a certified public accounting firm, where he spent a considerable amount of time providing clients support for mergers and acquisitions and public and private equity placements. From March 1994 until April 1999, Mr. Meshginpoosh served in a variety of positions at KPMG Peat Marwick, LLP, serving most recently as a senior manager. Mr. Meshginpoosh holds a B.S. in accounting from the West Chester University of Pennsylvania.

   George Pearcy joined Liquent in November 1995 and currently holds the position of Vice President, Human Assets. From October 1992 until November 1995, Mr. Pearcy was the Vice President of Finance for Northeastern Analytical Corporation and TTI Environmental Services, an environmental analytical laboratory and an underground storage tank company. Mr. Pearcy holds a B.S./B.A. in accounting and an M.B.A. from the University of Missouri.

   Jeffrey Sager was recently appointed Vice President, Content Technologies in May 2001. Previously, Mr. Sager served as Vice President, Business Development of the Company from June 2000 to May 2001 and as Vice President of Sales of the Company since January 1996. From April 1994 to December 1995, Mr. Sager was Director of Market Development for Etak Inc., a developer of computerized mapping software systems and products. Mr. Sager holds a B.S. in business from the University of Delaware.

   Robert Schatz has served as Vice President, Research and Development since May 2000. Mr. Schatz joined the Company in May 1995 and was promoted to Executive Director of Development in May 1998, where he was responsible for establishing the development methodology and managing all product development resources. Before joining the Company, Mr. Schatz spent 12 years at GE Aerospace/Lockheed Martin, where he held various management positions for large-scale development projects for U.S. Government agencies and the Department of Defense. Mr. Schatz holds a B.S. degree in computer and information sciences from Temple University.

   Hugh Tamassia joined the Company in February 2001 as Chief Technology Officer. From November 2000 through January 2001, Mr. Tamassia served as the Chief Information Officer for GoodCompany, LLC, a Conshohocken, PA.-based provider of Internet marketing initiatives for small businesses. From September 1999 to October 2000, Mr. Tamassia served as the Chief Technology Officer for ESPCard.com, a Wilmington, Del.-based provider of infrastructure technology for mobile computing. In this role, he was responsible for the ground-up development of the technology and delivering the ESPCard.com product to market. From December 1997 through September 1999, Mr. Tamassia served as Vice President-CMS Information Systems for First USA Bank. Mr. Tamassia served as the Development Manager of Telemarketing Systems for MBNA America from November 1995 to December 1997. Mr. Tamassia earned his bachelor's degree in Computer and Informational Sciences in 1992, and later received his Masters in Business Administration in 1999, both from the University of Delaware.

Compensation and Organization of Board of Directors

   The Board had 13 meetings, including four regular meetings and nine teleconferences during the fiscal year ended March 31, 2001. Each director attended at least 75% of the aggregate of the fiscal year 2001 meetings of the Board of Directors and of the Board committee or committees on which he served during the year.

   The Board has a Compensation Committee and an Audit Committee. The Board currently does not have a Nominating Committee.

   The Audit Committee, which consisted of Eric Haskell, William Miller, and Kenneth Kaisen, met four times during the fiscal year ended March 31, 2001. The Audit Committee reviews the results and scope of the audit and other services provided by the Company's independent auditors and reviews and evaluates the Company's audit and control functions.

   The Compensation Committee, which was comprised of Charles Heller, Michael Sorkin and Christopher Hollenbeck, met two times during the fiscal year ended March 31, 2001. The Compensation Committee reviews and approves the compensation and benefits for the Company's executive officers and grants stock options under the Company's stock option plans. In its advisory capacity, the committee makes recommendations to the Board of Directors regarding compensation and benefits for the Company's executive officers and stock option grants.

Director Compensation

   In general, Directors who are not employees of the Company receive a fee of $1,000 for attendance at each regular meeting of the Board of Directors and are also reimbursed for their reasonable out-of-pocket expenses incurred in attending meetings. Non-employee Directors are also eligible to receive annual stock option grants under the Company's 1995 Incentive Stock Option Plan. Mr. Hollenbeck does not receive a fee of $1,000 for attendance at regular meetings of the Board of Directors. Directors who are employees are not compensated for their service on the Board of Directors or any committee thereof.

   The following table describes all option grants, including both formula grants and discretionary grants, made to our non-employee directors during the fiscal year ended March 31, 2001. With respect to each specific grant of options described below, (1) each option is a non-qualified option with immediate vesting, and (2) each of the options granted expires on the fifth anniversary of the applicable grant date.

                                                                    Number of
                                                                    Shares of
                                                                   Common Stock
                                                                    Underlying
                                                   Grant  Exercise   Options
       Name                                       Date(s) Price(s)   Granted
       ----                                       ------- -------- ------------
Eric Haskell.....................................   (1)     (1)       45,000
Charles Heller................................... 1/2/01   $1.44       6,500
Christopher Hollenbeck........................... 1/2/01    1.44       5,000
Kenneth Kaisen...................................   (2)     (2)       20,000
William Miller...................................   (3)     (3)       45,000
Michael Sorkin...................................   (4)     (4)       45,000

--------
(1) Mr. Haskell was granted options to purchase 40,000 shares at an exercise price of $3.32 on September 8, 2000. On January 2, 2001, Mr. Haskell was also granted options to purchase 5,000 shares of common stock at an exercise price of $1.44.
(2) Mr. Kaisen was granted options to purchase 15,000 shares at an exercise price of $5.38 on April 14, 2000. On January 2, 2001, Mr. Kaisen was also granted options to purchase 5,000 shares of common stock at an exercise price of $1.44.
(3) Mr. Miller was granted options to purchase 40,000 shares at an exercise price of $3.32 on September 8, 2000. On January 2, 2001, Mr. Miller was also granted options to purchase 5,000 shares of common stock at an exercise price of $1.44.
(4) Mr. Sorkin was granted options to purchase 40,000 shares at an exercise price of $3.32 on November 10, 2000. On January 2, 2001, Mr. Sorkin was also granted options to purchase 5,000 shares of common stock at an exercise price of $1.44.

Compensation Committee Report

   The compensation committee is responsible for determining salaries, incentives and other forms of compensation for directors, officers and other employees of the Company and administering the incentive compensation and benefit plans. During the fiscal year ended March 31, 2001, the compensation committee consisted of Charles Heller, Michael Sorkin and Christopher Hollenbeck. The President and Chief Executive Officer of the Company, participates in all discussions and decisions regarding salaries and incentive compensation for all employees and consultants of the Company, except that he is excluded from discussions regarding his own salary, incentive compensation and option grants. The following sections on Philosophy, Base Salary, Cash Bonus and Stock Options describe the framework, which have guided or will guide the Compensation Committee regarding decisions not covered by the executive officers' employment agreements.

   Philosophy. The Compensation Committee's goal is to recruit and retain an executive team of superior talent. To do so, the Committee attempts to offer competitive and fair compensation that rewards executives for exceptional performance and holds them accountable for ESPS' performance. Particular objective factors that the Committee believes are important in assessing performance include growth in the number of customers for ESPS' products and services, growth in revenue, earnings per share, and customer satisfaction.

   In establishing appropriate levels for base salary, the Compensation Committee considers the market for senior executives of public companies in businesses comparable to ESPS', based on their own business experience. The Committee also considers the particular officer's overall contributions to ESPS over the past year and since its inception. Annual performance bonuses are based on the Compensation Committee's evaluation of the executive's performance in achieving several specified annual goals. Option grants are designed to reward an executive officer for his overall contribution to ESPS and to serve as an incentive to achieve ESPS's goal of increasing shareholder value.

   Executive officers' compensation consists primarily of three components: (i) base salary, (ii) cash bonus and other incentives, and (iii) stock options.

   Base Salary. The Committee establishes base salaries after considering a variety of factors that determine an executive's value to ESPS, including the individual's knowledge, experience, and accomplishments and the level of responsibility assumed. The Committee also sets base salaries at levels it considers necessary to retain key employees.

   Cash Bonus and Other Incentives. The Committee determines the cash bonus and other incentives of the executive officers on an annual basis. Cash bonuses and other incentives are based on many factors which include, but are not limited to, the Committee's overall qualitative evaluation of the performance and accomplishments of each executive officer for the year, the company's performance, cash requirements, market conditions, economic factors, expected growth, and financial performance.

   Stock Options. The Committee believes achievement of ESPS' goals may be fostered by a stock option program that is tailored to employees who significantly enhance ESPS' value. Accordingly, during the fiscal year ended March 31, 2001, the Committee or the Board granted employees options to purchase 3,528,284 shares of Common Stock. Named Executive Officers received options with respect to 1,153,667 shares of Common Stock.

   Chief Executive Officer's Compensation. As a result of his appointment to President and Chief Executive Officer, in fiscal year 2001, the Committee authorized an increase in Mr. Dool's base salary from $170,000 to $225,000. Further, the Committee authorized an increase to $236,250 on Mr. Dool's first anniversary date. In addition, upon Mr. Dool's appointment to President and Chief Executive Officer, the Committee authorized the Company to grant Mr. Dool options to purchase 600,000 shares of the Company's common stock.

   Mr. Terrence Brennan, who ceased to be the Chief Executive Officer as of April 24, 2000, received severance benefits as a result of the termination of his employment of Chief Executive Officer.

   Compensation Deduction Limit. The Securities and Exchange Commission requires that this report comment on ESPS's policy with respect to a special rule under the tax laws, section 162(m) of the Internal Revenue Code. That section limits, with exceptions described below, the compensation that a corporation can deduct for payments to a chief executive officer and the four other most highly compensated executive officers to $1 million per officer per year. A company can deduct compensation (including from exercising options) in excess of $1 million if it pays the compensation under a plan that its shareholders approve and that is performance-related. Option exercises are typically deductible under such a plan if granted with exercise prices at or above the market price when granted or if grandfathered because granted before the public offering. The Committee's policy with respect to the compensation deduction limit is to make every reasonable effort to ensure that compensation likely to be received by a senior executive is deductible under section 162(m), while at the same time giving Company executives incentives to stay with and enhance ESPS's value. The Committee believes, however, that compensation exceeding the $1 million deduction limit should not be ruled out where such compensation is justified based on the executive's value to ESPS and its shareholders. The Committee believes that no executive compensation expenses paid in 2000 will be non-deductible under section 162(m).

                                          Christopher Hollenbeck
                                          Charles Heller
                                          Michael Sorkin

Audit Committee Report

   The Audit Committee's purpose is to assist the Board of Directors in its oversight of ESPS' internal controls and financial statements and the audit process. The Board of Directors, in its business judgment, has determined that all members of the Committee are "independent," as required by applicable listing standards of the National Association of Securities Dealers. Each of the members of the Audit Committee is financially literate, and at least one member has accounting or related financial management experience. The Committee operates pursuant to a written charter that was adopted by the Board on August 8, 2001. A copy of the current charter is attached to this proxy statement as Annex A.

   Management is responsible for the preparation, presentation and integrity of ESPS' financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors, Ernst & Young LLP, are responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon.

   In performing its oversight role, the Audit Committee has considered and discussed the audited financial statements with management and the independent auditors. The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect. The Committee has also considered whether the provision of information technology consulting services relating to financial information systems design and implementation and other non-audit services by the independent auditors is compatible with maintaining the auditors' independence and has discussed with the auditors the auditors' independence.

   Based on the reports and discussions described in this Report, and subject to the limitations on the role and responsibilities of the Committee referred to below and in the charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in ESPS' Annual Report on Form 10-K for the fiscal year ended March 31, 2001, for filing with the Securities and Exchange Commission.

   The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of ESPS' financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that Ernst & Young LLP is in fact "independent."

                                          Eric Haskell, Chairman
                                          William Miller
                                          Kenneth Kaisen

                             EXECUTIVE COMPENSATION

   The table below summarizes information concerning the compensation awarded to, earned by, or paid for services rendered to the Company in all capacities during the last three fiscal years by the Chief Executive Officer and the four most highly compensated executive officers of the Company as of March 31, 2001 whose total salary and bonus for the fiscal year ended March 31, 2001 exceeded $100,000 (the "Named Executive Officers"). The Company did not pay any executive officer named in the summary compensation table any fringe benefits, perquisites or other compensation in excess of 10% of his salary and bonus during the fiscal year ended March 31, 2001.

                           SUMMARY COMPENSATION TABLE

                                                                      Long-Term
                                                                     Compensation
                                     Annual Compensation                Awards
                              -------------------------------------  ------------
                                                                      Securities
Name and Principal                                   Other Annual     Underlying      All Other
Position                 Year Salary($) Bonus($)    Compensation($)   Options(#)   Compensation($)
------------------       ---- --------- --------    ---------------  ------------  ---------------
R. Richard Dool ........ 2001 $220,417  $30,000         $ 3,954(b)     600,000          2,869(f)
 President and Chief
  Executive              2000   19,744   26,500             --         150,000(h)         --
 Officer and Director    1999      --       --              --             --             --

Norman Corn ............ 2001  150,000   38,900           5,295(b,c)   300,000            --
 Executive Vice
  President

Henry Hill ............. 2001   79,846   84,395(a)        3,295(b)     125,000          1,443(f)
 Senior Vice President,
 Client Services

Jeffrey C. Sager ....... 2001  167,850   83,636         152,498(b,e)   116,667          2,035(f)
 Vice President,         2000  139,756   58,472             --          66,666            --
 Content Technologies    1999  130,000   36,750             --          58,000            --

George B. Pearcy ....... 2001  127,308   14,852           3,295(b)      12,000          1,482(f)
 Vice President,         2000  127,718   40,071             --             --             --
 Human Assets            1999  120,000   31,500             --             --             --

Terrence P. Brennan(i)
 ....................... 2001   41,105   50,000         848,126(d)         --          87,500(g)
 Former President and    2000  175,000   84,415             --             --             --
 Chief Executive Officer 1999  175,000   65,625             --             --             --

--------
  (a) On October 23, 2000, Henry Hill joined the Company as Senior Vice President, Client Services. As an incentive for him to take the position, he was awarded a $30,000 sign on bonus, an $18,000 draw guarantee and an $8,000 relocation bonus. All of Mr. Hill's other Annual Compensation is grossed-up for tax liabilities (normally not provided to employees).
  (b) Perquisites include a car allowance of $3,295 for all executives except Mr. Dool who received $3,954.
  (c) A recruiting bonus of $2,000 was paid to Mr. Corn.
  (d) Mr. Brennan purchased and sold 217,030 shares of common stock at $0.08 via the same-day-sale cashless method. Mr. Brennan recognized $848,126 of taxable income on the transaction. Mr. Brennan purchased 231,561 shares of common stock at $0.08 on July 14, 2000.
  (e) Mr. Sager purchased and sold 43,000 shares of common stock at $0.07 via the same-day-sale cashless method. Mr. Sager recognized $149,203 of taxable income on the transaction.
  (f) Represents employer matching contributions to the Company 401(k) Plan.
  (g) On June 29, 2000, Mr. Brennan terminated his employment with the Company. As a part of this termination, he was paid a severance equal to six months' salary at his pay rate on April 24, 2000.
  (h) On July 27, 2001, Mr. Dool voluntarily forfeited 150,000 options with an exercise price of $5.00 per share.
  (i) Mr. Brennan joined the Company in October 1995 and terminated on April 24, 2000. Mr. Brennan resigned as Chairman of the Board of ESPS on June 29, 2000.

EMPLOYMENT AGREEMENTS

   The Company has entered into employment agreements with its Named Executives in order to clarify their roles, responsibilities, and compensation, as well as reinforce and encourage the continued attention and dedication of the Executives to their assigned duties without the distraction that may arise in the event of a change of control. Under these Agreements, the Company generally provides for the payment of base salaries and incentive compensation, car allowances of $500 per month after applicable income taxes (in the case of Mr. Dool, $600 per month after applicable income taxes), the same benefits generally available to the Company's other employees, as well as certain specified severance payments and benefits in the event that their employment with the Company is terminated.

   In the event of termination without cause or termination of employment by the Executives for good reason, the Agreements require the Company to pay severance equal to six months' salary as well as the Executive's pro rated bonus through the date of termination. Cause includes a material breach of the Executive's obligations or the Executive's gross negligence, conviction for, or plea of no contest to, a charge of commission of a felony, a breach by the Executive of a non-compete or confidentiality agreement, or if the Executive interferes with our relationship with any client, supplier or other person. Good reason means if we materially violate the employment agreement or if we relocate the Executive's primary office by more than 50 miles from Fort Washington, Pennsylvania.

   The Agreements also provide that in the event of the termination of the Executive's employment without cause within twelve months of a change of control, the Executives will be entitled to the sum of: (i) the Executive's annual base salary; and (ii) the Executive's pro rated incentive compensation through the date of termination. In addition to the payment described above, the Agreements require the Company, for a period equal to the applicable severance period, to provide the Named Executive Officers with health insurance benefits substantially similar to those which the Named Executive Officer received immediately prior to the notice of Termination. The Agreements also provide that unvested options granted to the Executives will become exercisable immediately prior to the change of control as follows: 75% if the change of control occurs within the first 12 months of employment, 87.5% if the change of control occurs within the first 18 months of employment, and 100% if the change of control occurs after the first 18 months of employment.

   In the case of Mssrs. Corn, Hill, Pearcy and Sager, the Agreements also provide that in the event we relocate their principal place of business by more than 25 miles but no more than 50 miles from Fort Washington, Pennsylvania, they are each entitled to relocation benefits not to exceed $15,000.

   As of November 27, 2000, we entered into an employment agreement with R. Richard Dool, our President and Chief Executive Officer, for the period through November 26, 2002. Mr. Dool currently receives an annual salary of $236,250 plus a bonus of up to $100,000.

   As of December 20, 2000, we entered into an employment agreement with Norman Corn, our Executive Vice President, for the period through December 19, 2002. Mr. Corn currently receives an annual salary of $210,000 plus a bonus of up to $100,000. Under the terms of his agreement, we are also required to lease a corporate apartment for Mr. Corn.

   As of December 28, 2000, we entered into an employment agreement with Henry Hill, our Vice President of Client Services, for the period through December 27, 2002. Mr. Hill currently receives an annual salary of $180,000 plus a bonus of up to $75,000. Mr. Hill also receives a car allowance of $659 per month.

   As of December 21, 2000, we entered into an employment agreement with George Pearcy, our Vice President of Human Resources, for the period through December 20, 2002. Mr. Pearcy currently receives an annual salary of $127,308 plus a bonus of up to $44,557.

   As of December 28, 2000, we entered into an employment agreement with Jeffrey Sager, our Vice President of Content Technologies, for the period through December 27, 2002. Mr. Sager currently receives an annual salary of $170,000 plus a bonus of up to $60,000, and sales commissions based on the sales volume of his unit.

STOCK OPTIONS

   The following table contains information regarding options granted in the fiscal year ended March 31, 2001 to the Named Executive Officers. The potential realizable value over the terms of the options is based on assumed rates of stock appreciation in compliance with the rules of the SEC and do not represent our estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of ESPS common stock. Optionees may pay the exercise price by cash or check, promissory note, delivery of already-owned shares of our common stock or by a cashless exercise procedure. Options under the 1995 Incentive Stock Option Plan generally vest over four years with 25% of the shares vesting on the first anniversary of the grant date, and the remaining option shares vesting 6.25% in every calendar quarter after the first anniversary of the grant date. We may modify the standard vesting schedule. 16,667 options granted to Mr. Sager during the fiscal year ended March 31, 2001 had immediate vesting.

                       Option Grants in Last Fiscal Year

                                                                              Potential
                                                                          Realizable Value
                                                                          at Assumed Annual
                          Number of                                        Rates of Stock
                          Securities     % of                                   Price
                          underlying Total Options                        Appreciation for
                           Options    Granted to                             Option Term
                           Granted   Employees in   Exercise   Expiration -----------------
          Name               (#)      Fiscal Year  Price($/Sh)    Date      5%       10%
          ----            ---------- ------------- ----------- ---------- ------- ---------
R. Richard Dool.........   600,000       17.0         3.38       5/23/05  556,470 1,233,283
Terrence P. Brennan(1)..       --         --           --            --       --        --
Norman Corn.............   300,000        8.5         3.63        6/1/05  298,956   662,430
Henry Hill..............   125,000        3.5         2.69      10/23/05   92,501   204,781
George Pearcy...........    12,000         .3         3.79       7/21/05   12,431    27,596
Jeffrey Sager(2)........   116,667        3.3           (2)           (2) 148,994   329,338

--------
(1) Mr. Brennan terminated employment on June 29, 2000.
(2) Mr. Sager was granted 100,000 options at $4.75, expiration date of 5/1/05 and 16,667 options at $3.88, expiration date of 6/30/05.

   The following table presents information regarding the value realized upon exercise of options during the fiscal year ended March 31, 2001 and the number and value of unexercised options held by the Named Executive Officers.

              AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                               Number of Securities
                                                    Underlying
                           Shares             Unexercised Options at    Value of Unexercised In-
                          Acquired                  Fiscal Year           the--Money Options at
                             on      Value            End (#)            Fiscal Year End ($)(2)
                          Exercise Realized  -------------------------- -------------------------
          Name              (#)     ($)(1)   Exercisable  Unexercisable Exercisable Unexercisable
          ----            -------- --------- -----------  ------------- ----------- -------------
R. Richard Dool.........      --         --     37,500(4)    712,500(4)       --          --
Terrence P. Brennan(3)..  448,591  1,669,959       --            --           --          --
Norman Corn.............      --         --        --        300,000          --          --
Henry Hill..............      --         --        --        125,000          --          --
Jeffrey C. Sager........   43,000    149,203   163,582       134,438       90,957       9,651
George B. Pearcy........   24,469     62,543   237,437        25,594      421,403      24,126

--------
(1) Value Realized represents the fair market value of the shares of common stock underlying the options on the date of exercise less the aggregate exercise price of the option.
(2) Value presented is based upon (i) the difference between the fair value of the Company's common stock on March 30, 2001 ($1.8438 per share) and (ii) the exercise price of unexercised-in-the-money options.
(3) Mr. Brennan joined ESPS in October 1995 and terminated employment on April 24, 2000. Mr. Brennan resigned as Chairman of the Board of ESPS on June 29, 2000.
(4) On July 27, 2001, Mr. Dool voluntarily forfeited 150,000 options with an exercise price of $5.00 per share. 37,500 of the options cancelled were exercisable as of March 31, 2001.

       LIMITATION OF LIABILITY; INDEMNIFICATION OF OFFICERS AND DIRECTORS

   As the Delaware General Corporation Law permits, we have included in our certificate of incorporation a provision to eliminate the personal liability of our directors for or with respect to any acts or omissions in the performance of the director's duties as a director. In addition, our charter and bylaws provide that we must indemnify our officers and directors to the full extent permitted by the Delaware General Corporation Law subject to specific exceptions, including circumstances in which indemnification would be discretionary under applicable law. We are also required to advance expenses to our officers and directors as incurred in connection with proceedings against them for which they may be indemnified. At present, we are not aware of any pending or threatened litigation or proceeding involving any of our directors, officers, employees or agents in which we would be required or permitted to indemnify them. We believe that these charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   During the fiscal year ended March 31, 2001, the Compensation Committee of the Board of Directors consisted of Messrs. Hollenbeck, Heller and Sorkin. None of these members of the Compensation Committee has ever been an officer or employee of ESPS. No interlocking relationship exists or has existed between any of these members of the Compensation Committee or any other member of our Board of Directors and any members of the board of directors or compensation committee of any other company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTION

   On April 14, 2000, Kenneth R. Kaisen was appointed to the Company's Board of Directors. Mr. Kaisen currently is the Vice President/General Manager of Xerox Office Solutions. Mr. Kaisen's appointment took place shortly after Xerox entered into a long-term, multi-million dollar technology development and reseller agreement with the Company that included the creation of a Xerox seat on our board of directors and Xerox participation on our Technical Advisory Board.

   On June 5, 2000, the Company loaned to Jeffrey Sager, the Company's Vice President, Content Technologies, $100,000 in connection with Mr. Sager's purchase of a personal residence. The loan is evidenced by a promissory note which bears interest at a rate of 5 percent and is secured by all of the tangible assets that Mr. Sager owns. The amount due under the note is payable in full on the earliest to occur of (i) June 5, 2002, (ii) voluntary termination by either party, (iii) termination of Mr. Sager for cause or (iv) early payment by Mr. Sager.

                               STOCK PERFORMANCE

   The following graph compares total stockholder return on our common stock with the cumulative total return of the Nasdaq Market Index and the cumulative return of the SIC Code Index for the period from June 16, 1999, the date that ESPS' common stock began trading on the Nasdaq National Market following our initial public offering, through March 31, 2001, the end of our most recent fiscal year. The graph plots the growth in value of an initial $100 investment over the indicated time period, assuming the reinvestment of dividends.

            COMPARISON OF CUMULATIVE TOTAL RETURN AMONG ESPS, INC.,
                  NASDAQ MARKET INDEX AND PEER GROUP INDEX(1)

                                    [GRAPH]

                  ESPS, INC.      PREPACKAGED SOFTWARE    NASDAQ MARKET INDEX
                   ----------      --------------------    -------------------
6/16/99               100                    100                   100
6/30/99               111                    100                   100
9/30/99               128                    105                   102
12/31/99               77                    164                   150
3/31/00               103                    171                   171
6/30/00                58                    142                   147
9/29/00                50                    134                   136
12/29/00               21                     89                    91
3/30/01                28                     71                    69

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and ten-percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such reports received by us and written representations from certain reporting persons that no Forms 5 were required for those persons, we believe that during the fiscal year ended March 31, 2001, all filing requirements applicable to its officers, directors and ten-percent shareholders were satisfied except the following Form 3's which were filed late.

                                                               Date of    Date   Days
        Name                                                    event    filed   Late
        ----                                                   -------- -------- ----
Kenneth Kaisen...............................................   4/14/00   6/9/00  46
Margaret A. Archdeacon.......................................   5/24/00   6/9/00   6
Kevin Buxton.................................................   5/24/00   6/9/00   6
Norman E. Corn...............................................    6/1/00  8/10/00  60
Frances Moscoe...............................................    6/2/00  8/10/00  59
William J. Miller............................................    9/8/00  9/25/00   7
Eric Haskell.................................................    9/8/00  9/25/00   7
Henry A. Hill................................................  10/23/00 11/10/00   8
Hugh A. Tammassia............................................   1/23/01   2/9/01   7
John C. Gregitis.............................................   2/26/01   5/1/01  54

                         INDEPENDENT PUBLIC ACCOUNTANTS

   Ernst & Young LLP has served as the Company's independent public accountants and auditors since the Company's inception and will continue in such capacity for the current year. No representative of Ernst & Young LLP is expected to be present at the Annual Meeting.

                   STOCKHOLDER PROPOSALS--2002 ANNUAL MEETING

   Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with regulations adopted by the Securities and Exchange Commission. Any proposal that an eligible stockholder desires to have presented at the 2002 annual meeting of stockholders concerning a proper subject for inclusion in the proxy statement and for consideration at the annual meeting, will be included in the Company's proxy statement and related proxy card if it is received by the Company no later than May 25, 2002.

                                 OTHER MATTERS

   Neither the Board nor management knows of any matters other than those items set forth above that will be presented for consideration during the Annual Meeting. However, if other matters should properly come before the Annual Meeting, it is intended that the persons named in the proxies will vote, act and consent in accordance with their best judgment with respect to any such matters.

                                          By order of the Board of Directors,

                                          Christopher F. Meshginpoosh,
                                           Secretary

September 21, 2001

                                   APPENDIX A

                                                          ADOPTED AUGUST 8, 2001

                                   ESPS, INC.
                         CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

   1. Mission Statement. The Audit Committee is appointed by the Board of Directors (the "Board") of ESPS, Inc. (the "Company") to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the Company's compliance with legal and regulatory requirements, and (3) the independence and performance of the Company's internal and external auditors.

   2. Size of Committee. The Audit Committee shall consist of no less than three (3) and no more than six (6) members.

   3. Qualifications. Each of the members of the Audit Committee shall meet the independence and experience requirements of the National Association of Securities Dealers.

   4. Meetings. The Audit Committee shall meet at such times and from time to time as the Audit Committee deems appropriate. The Audit Committee shall report to the Board at the first regular Board meeting following each such meeting of the Audit Committee. Members of the Audit Committee may participate in a meeting of the Audit Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

   5. Appointment and Tenure. The members of the Audit Committee shall be appointed by the Board and shall serve for a term of one year or until their respective successors are duly appointed by the Board, subject to earlier death, resignation or removal from the Audit Committee or the Board. The chairman of the Audit Committee shall be designated by the Board and shall serve for a one year term or until his or her respective successor is duly appointed by the Board, subject to earlier death, resignation or removal from the Audit Committee or the Board.

   6. Responsibilities. The duties of the Audit Committee shall include the following:

     a. Review Procedures

       (i) Submit this Charter and any amendments to this Charter to the Board for approval, periodically review and reassess the adequacy of this Charter, and publish this Charter as required in accordance with SEC regulations.

       (ii) Discuss with the Company's financial management and independent auditors the adequacy and effectiveness of the Company's financial reporting processes and controls.

       (iii) Discuss with the Company's financial management and independent auditors any significant financial risk exposures faced by the Company and assess management's plans for monitoring and controlling such risk exposures.

       (iv) Review with the Company's financial management and the independent auditors the company's quarterly financial results prior to the release of quarterly earnings.

       (v) Review material changes to the Company's auditing and accounting principles and practices as suggested by the independent auditors or by the Company's internal auditors or financial management.

     b. Independent Auditors

       (i) Evaluate the performance of the independent auditors hired by the Company and, if so determined by the Audit Committee, recommend to the Board the replacement of the independent auditors. The independent auditors are ultimately accountable to the Audit Committee and the Board.

       (ii) Review and discuss with the financial management of the Company and the independent auditors the scope of the proposed audit for each fiscal year of the Company and the proposed audit procedures.

       (iii) Review with the financial management of the Company and the independent auditors the annual audited financial statements of the Company prior to filing or distribution, including without limitation any comments or recommendations of the independent auditors and the matters required to be discussed in accordance with AICPA Statement on Auditing Standards SAS 61.

       (iv) Approve the fees and expenses and all other significant compensation to be paid to the independent auditors.

       (v) Receive periodic reports from the independent auditor regarding such auditor's independence and if so determined by the Audit
    Committee, recommend that the Board take appropriate action to ensure the independence of the independent auditors.

     c. Legal Compliance

       (i) On at least an annual basis, review with the Company's counsel and compliance officer any legal matters that may have a material impact on the Company's financial statements, the Company's compliance with applicable laws and regulations, and any material inquiries received from regulators or governmental agencies.

     d. Other Audit Committee Responsibilities

       (i) Annually prepare a report to shareholders to be included in the Company's annual proxy statement, as required by the Securities and Exchange Commission.

       (ii) Periodically self-assess the performance of the Audit
    Committee.

       (iii) Review annually the Company's policies and procedures, as well as audit results associated with, directors' and officers expense accounts and perquisites.

   7. Limitations On Responsibilities. While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles, each of which are the responsibility of the management of the Company and of the independent auditors.

   8. Miscellaneous. The Audit Committee may also undertake such additional activities consistent with the certificate of incorporation and bylaws of the Company, and with applicable law, as the Audit Committee may from time to time determine. The Audit Committee may retain independent counsel, accountants or other advisers to assist it in the conduct of any investigation.

           PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS OF ESPS, INC.
                    THIS PROXY IS SOLICITED ON BEHALF OF THE
          BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

  The undersigned stockholder(s) of ESPS, Inc. (the "Company") hereby appoint(s) Messrs. R. Richard Dool and Christopher F. Meshginpoosh, and each of them singly, as proxies, each with full power of substitution, for and in the name of the undersigned at the Annual Meeting of stockholders of the Company to be held on October 26, 2001 and at any and all adjournments thereof, to vote all common shares of said Company held of record by the undersigned on September 14, 2001, as if the undersigned were present and voting the shares.

  Please date, sign and mail your proxy card in the envelope provided as soon as possible.

[X]Please mark your votes as in this example.

  ESPS' Board of Directors recommends a vote "FOR" Proposals 1, and 2.

 Election of Directors Nominees: R. Richard Dool, Eric Haskell, Charles Heller, Christopher Hollenbeck, Kenneth Kaisen, William Miller, and Michael Sorkin

1. Election of Directors.
                    [_] FOR[_] WITHHELD
                                      [_] FOR ALL EXCEPT

  If you wish to withhold authority to vote your shares from any individual nominee(s), mark the "For All Except" box and strike a line through the name(s) of the nominee(s).

                               [SEE REVERSE SIDE]

                  ANNUAL MEETING OF STOCKHOLDERS OF ESPS, INC.
                               September 21, 2001

2. Ratification of name change
                    [_] FOR[_] AGAINST[_] ABSTAIN

To withhold authority to vote for any individual nominee or nominees, mark the "FOR" box above and write the name of any such nominee below.

  If this card is properly executed, shares will be voted in the manner directed herein by the undersigned. If no direction is made, shares will be voted FOR each nominee named in Proposal 1, and FOR Proposal 2 and in accordance with the discretion of the proxies' on such other business that may properly come before the Annual Meeting, to the extent permitted by law.

                                             Please sign exactly as name
                                             appears to the left. Joint owners
                                             should each sign. When signing as
                                             attorney, executor, administrator,
                                             trustee or guardian, please give
                                             full title as such.

                                             Date: ______________________, 2001

                                             SIGNATURE(S)

                                             __________________________________

                                             __________________________________